UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2013

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 30, 2013, Odyssey Marine Enterprises, Ltd. (“Enterprises”), which is a subsidiary of Odyssey Marine Exploration, Inc. (“Odyssey”), and Mako Resources, LLC (“Mako”) entered into separate amendments to the Unit Option Agreements dated February 21 and 28, 2013 (collectively, as previously amended, the “Option Agreements”), respectively, between Enterprises and Mako. Pursuant to the amendments:

•	Mako agreed to exercise the option set forth in the Unit Option Agreement dated February 21, 2013, to purchase at least 1.0 million units of Oceanica Resources, S. de. R.L. (“Oceanica”) from Enterprises on or before December 31, 2013;

•	the expiration date of the options set forth in the Option Agreements was extended to the earlier of (a) December 31, 2014, and (b) sixty (60) days after the date on which Mako has been given written notice by Enterprises that Exploraciones Oceanicas, S. de R.L. de C.V. (“ExO”) has received authorizations to commence commercial mining operations in its concession area;

•	Mako granted to Odyssey a proxy to vote the remaining units of Oceanica purchasable by Mako from Enterprises upon exercise of the options set forth in the Option Agreements until the earlier of (a) the third anniversary of the date or dates on which the remaining units are purchased by Mako upon exercise of the options, or (b) as applicable, (i) the date on which a change in control of Odyssey has occurred or (ii) the six-month anniversary of the date on which a change in control of Oceanica has occurred;

•	the exercise price per unit of the options set forth in the Option Agreements will increase by $0.08 per month commencing on February 1, 2014, and will increase accordingly on the first day of each month thereafter;

•	Mako is required to exercise the options set forth in the Option Agreements if Oceanica undertakes certain specified financings or other transactions.

On December 31, 2013, Mako exercised the option set forth in the Unit Option Agreement dated February 21, 2013, to purchase at least 1.0 million units of Oceanica from Enterprises for aggregate consideration of $2.5 million.

Item 8.01	Other Events.

On January 6, 2014, Odyssey issued a press release relating to the matters described in Item 1.01 above and other matters. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1     Press release issued by Odyssey Marine Exploration, Inc. on January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated:	January 6, 2014	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer